UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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iRobot Corporation
(Name of Registrant as Specified in Its Charter)

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Dear Stockholder:	April 13, 2015
You are cordially invited to attend the annual meeting of stockholders of iRobot Corporation to be held at 2:00 p.m., local time, on Wednesday, May 20, 2015 at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730.
At this annual meeting, you will be asked to elect three (3) Class I directors for three-year terms, to elect one (1) Class III director for a two-year term, to ratify the appointment of our independent registered public accountants, to approve the iRobot Corporation 2015 Stock Option and Incentive Plan (the “2015 Plan”), to approve amendments to our amended and restated certificate of incorporation to adopt majority voting standards (the “Restated Certificate”), to cast an advisory vote on the approval of the compensation of our named executive officers, and to consider a stockholder proposal entitled “Elect Each Director Annually." The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accountants, FOR approval of the 2015 Plan, FOR approval of the Restated Certificate, FOR approval, on an advisory basis, of the compensation of our named executive officers, and AGAINST the stockholder proposal entitled “Elect Each Director Annually”.
Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.
Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Very truly yours,

COLIN M. ANGLE
Chief Executive Officer & Chairman of the Board

SUMMARY OF RECENT CHANGES TO CORPORATE GOVERNANCE AND EXECUTIVE COMPENSATION
In our continuing efforts to improve corporate governance and better align executive compensation with company performance,  the following highlights elements of our corporate governance and executive compensation that are described in more detail in the proxy statement.

	2014	2015
Corporate Governance	Termination of rights plan - "poison pill"	Adoption of majority voting standards for removal of directors and amendments to certain provisions of our certificate of incorporation
	Adopted majority voting standard for election of directors

Executive Compensation	Designed 50% of executives' LTI to be based on the Company's financial performance	Inclusion of clawback policy

Corporate Governance
At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Current Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.  In response to the strong support from our stockholders, iRobot’s board of directors has proposed an amendment to the Current Certificate to adopt majority voting standards for removal of directors and amendments to certain provisions of the certificate of incorporation.  Details on this proposal appear on pages 49-50 of this proxy statement.
These proposed changes are in addition to unilateral changes made by our board of directors in 2014, including the termination of the Company's shareholder rights plan -- commonly known as a “poison pill”-- and a change to a majority voting standard for the election of directors.
We will continue to evaluate our corporate governance to ensure it remains in the best interests of our stockholders.
Executive Compensation
We continue to evaluate our program and policies to ensure that they emphasize pay-for-performance.  In 2014, the compensation committee made an important change to its long-term incentive structure through the inclusion of performance-based equity awards for our executive officers.  As more fully described in this proxy statement, a significant portion of our long-term incentives is now “at risk” based upon the Company’s performance.  This is in addition to our non-equity incentive based compensation, which is strictly “at risk” and based on financial performance.  Overall, our executive compensation program contains the following highlights:

• Annual "say-on-pay" vote	• No pension benefits for executive officers
• Clawback policy	• No discounted options
• Strong stock ownership and stock holding guidelines	• No option repricing without stockholder approval
• Oversight of risks associated with compensation policies and practice	• No excise tax gross-ups
• "Double trigger" change in control agreements	• No hedging or pledging of Company stock
• Independent compensation consultant	• No excessive perquisites for executives
A full description of our executive compensation program is contained in the Compensation Discussion and Analysis section in this proxy statement.

iROBOT CORPORATION
8 Crosby Drive
Bedford, Massachusetts 01730
(781) 430-3000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2015
To the Stockholders of iRobot Corporation:
The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, May 20, 2015, at 2:00 p.m., local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, for the following purposes:
1.To elect three (3) Class I directors, nominated by the board of directors, each to serve for a three year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal and to elect one (1) Class III director, nominated by the board of directors, to serve for a two-year term and until her successor has been duly elected and qualified or until her earlier resignation or removal;
2.To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year;
3.To approve the iRobot Corporation 2015 Stock Option and Incentive Plan;
4.To approve amendments to our amended and restated certificate of incorporation to adopt majority voting standards;
5.To hold an advisory vote on the approval of the compensation of our named executive officers;
6.To consider a stockholder proposal entitled "Elect Each Director Annually," which proposal is opposed by the board of directors, if such proposal is properly introduced at the meeting; and
7.To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.
Proposal 1 relates solely to the election of three (3) Class I directors and one (1) Class III director nominated by the board of directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.
Only stockholders of record at the close of business on April 9, 2015, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.
All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Directions to iRobot Corporation headquarters can be found at the Company’s website, http://www.irobot.com.
By Order of the Board of Directors,

GLEN D. WEINSTEIN
Executive Vice President,
Chief Legal Officer and Secretary
Bedford, Massachusetts
April 13, 2015
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2015. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT https://materials.proxyvote.com/462726.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.
IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

STOCKHOLDER PROPOSALS	49
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	49
EXPENSES AND SOLICITATION	49
Exhibit A	A
Annex A	A-1
Annex B	B-1

iROBOT CORPORATION
8 Crosby Drive
Bedford, Massachusetts 01730
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 20, 2015
April 13, 2015
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or "iRobot"), for use at the annual meeting of stockholders to be held on Wednesday, May 20, 2015, at 2:00 p.m., local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended December 27, 2014, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about April 17, 2015.
The purposes of the annual meeting are to elect three (3) Class I directors for three-year terms, to elect one (1) Class III director for a two-year term, to ratify the appointment of the Company’s independent registered public accountants, to approve the iRobot Corporation 2015 Stock Option and Incentive Plan (the “2015 Plan”), to approve amendments to our amended and restated certificate of incorporation to adopt majority voting standards (the “Restated Certificate”), to hold an advisory vote on the compensation of our named executive officers, and to consider a stockholder proposal entitled "Elect Each Director Annually." Only stockholders of record at the close of business on April 9, 2015 will be entitled to receive notice of and to vote at the annual meeting. As of March 24, 2015, 29,690,899 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.
Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.
The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.
For Proposal 1, the election of three Class I directors and one Class III director, the affirmative vote of holders of a majority of the votes cast by holders of shares present, in person or represented by proxy, and entitled to vote on the matter is required for approval. Abstentions and broker non-votes will not be counted as voting with respect to the election of the directors and, therefore, will not have an effect on the election of the Class I directors or the Class III director.
For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current fiscal year, Proposal 3, approval of the 2015 Plan, Proposal 5, the advisory vote on the compensation of our named executive officers, and Proposal 6, the stockholder proposal entitled "Elect Each Director Annually," an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and entitled to vote on each such matter.
For Proposal 4, the vote on the Restated Certificate, an affirmative vote of not less than 75% of the outstanding shares entitled to vote as of the record date is required for approval.

The persons named as attorneys-in-fact in the proxies, Glen D. Weinstein and Alison Dean, were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such person at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants, FOR the approval of the 2015 Plan, FOR the approval of the Restated Certificate, FOR the approval on an advisory basis, of the compensation of our named executive officers, and AGAINST the stockholder proposal entitled “Elect Each Director Annually”.
Aside from the election of directors, the ratification of the appointment of the independent registered public accountants, the approval of the 2015 Plan, the approval of the Restated Certificate, the advisory vote on the compensation of our named executive officers and the stockholder proposal entitled "Elect Each Director Annually," the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of March 27, 2015: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc.(3) 40 East 52nd St. New York, NY 10022	2,512,817	8.50%
The Vanguard Group, Inc.(4) 100 Vanguard Boulevard Malvern, PA 19355	1,841,733	6.23%
T. Rowe Price Associates, Inc.(5) 100 East Pratt Street Baltimore, MD 21202-1009	1,669,000	5.60%
Colin M. Angle(6)	694,474	2.34%
Alison Dean(7)	53,868	*
Russell J. Campanello(8)	89,374	*
Paolo Pirjanian (9)	75,146	*
Glen D. Weinstein(10)	60,303	*
Christian Cerda (11)	49,087	*
Ronald Chwang(12)	260,806	*
Gail Deegan(13)	11,596	*
Deborah G. Ellinger(14)	15,424	*
Andrea Geisser(15)	72,145	*
George C. McNamee(16)	156,282	*
Paul J. Kern(17)	83,147	*
Paul Sagan(18)	21,922	*
Michelle V. Stacy	—	*
All executive officers, directors and nominees as a group(19) (14 persons)	1,643,574	5.53%

*	Represents less than 1% of the outstanding common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 27, 2015 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 27, 2015.

(2)	Applicable percentage of ownership as of March 27, 2015 is based upon 29,707,029 shares of common stock outstanding.

(3)
BlackRock Inc. has sole voting power with respect to 2,448,066 shares and sole dispositive power with respect to 2,512,817 shares. This information has been obtained from a Schedule 13G/A filed by BlackRock Inc. with the Securities and Exchange Commission on January 22, 2015.

(4)
The Vanguard Group Inc. has sole voting power with respect to 41,709 shares, sole dispositive power with respect to 1,802,924 shares and shared dispositive power with respect to 38,809 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 38,809 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,900 shares as a result of its serving as investment manager of

Australian investment offerings. The address of each reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on February 10, 2015.

(5)
T. Rowe Price Associates, Inc. has sole voting power with respect to 391,600 shares and sole dispositive power with respect to 1,669,000 shares. This information has been obtained from a Schedule 13G filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on February 13, 2015. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(6)	Includes 290,480 shares issuable to Mr. Angle upon exercise of stock options and 5,700 shares issuable to Mr. Angle upon vesting of restricted stock units.

(7)	Includes 32,888 shares issuable to Ms. Dean upon exercise of stock options and 931 shares issuable to Ms. Dean upon vesting of restricted stock units.

(8)	Includes 50,152 shares issuable to Mr. Campanello upon exercise of stock options.

(9)	Includes 65,059 shares issuable to Dr. Pirjanian upon exercise of stock options.

(10)	Includes 22,035 shares issuable to Mr. Weinstein upon exercise of stock options and 1,437 shares issuable to Mr. Weinstein upon vesting of restricted stock units.

(11)	Includes 31,798 shares issuable to Mr. Cerda upon exercise of stock options.

(12)
Includes an aggregate of 140,000 shares held by iD5 Fund, L.P. Dr. Chwang is a general partner of the management company for iD5 Fund, L.P. and may be deemed to share voting and investment power with respect to all shares held by iD5 Fund, L.P. Dr. Chwang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. Also includes 30,000 shares issuable to Dr. Chwang upon exercise of stock options, 3,243 shares issuable to Dr. Chwang upon vesting of restricted stock options and 79,210 shares held in a trust for the benefit of certain of his family members. As co-trustees of the family trust, Dr. Chwang shares voting and dispositive power over the shares held by the trust with his spouse.

(13)	Includes 3,243 shares issuable to Ms. Deegan upon vesting of restricted stock units.

(14)	Includes 3,243 shares issuable to Ms. Ellinger upon vesting of restricted stock units.

(15)
Includes 40,000 shares issuable to Mr. Geisser upon exercise of stock options, 3,243 shares issuable to Mr. Geisser upon vesting of restricted stock units and 12,643 shares issuable to Mr. Geisser upon termination of service.

(16)
Includes 70,000 shares issuable to Mr. McNamee upon exercise of stock options, 3,243 shares issuable to Mr. McNamee upon vesting of restricted stock units and 3,487 shares issuable to Mr. McNamee upon termination of service.

(17)
Includes 60,000 shares issuable to Gen. Kern upon exercise of stock options, 3,243 shares issuable to Gen. Kern upon vesting of restricted stock units and 8,492 shares issuable to Gen. Kern upon termination of service.

(18)
Includes 2,500 shares issuable to Mr. Sagan upon exercise of stock options, 3,243 shares issuable to Mr. Sagan upon vesting of restricted stock units and 4,767 shares issuable to Mr. Sagan upon termination of service.

(19)
Includes an aggregate of 694,912 shares issuable upon exercise of stock options held by eleven executive officers and directors, an aggregate of 30,769 shares issuable upon vesting of restricted stock units held by ten executive officers and directors and an aggregate of 29,389 shares issuable upon termination of service to four (4) directors.

PROPOSAL 1
ELECTION OF DIRECTORS
Nominees
Our board of directors currently consists of nine members. Our amended and restated certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Colin M. Angle, Ronald Chwang, Ph.D., and Deborah G. Ellinger and recommended that each be elected to the board of directors as a Class I director, each to hold office until the annual meeting of stockholders to be held in the year 2018 or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Mr. Angle, Dr. Chwang and Ms. Ellinger are Class I directors whose terms expire at this annual meeting. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Michelle V. Stacy and recommended that she be elected to the board of directors as a Class III director, to hold office until the annual meeting of stockholders to be held in the year 2017 or until her successor has been duly elected and qualified or until her earlier death, resignation or removal. Ms. Stacy was appointed by the board of directors as a Class III director in August 2014.  The board of directors is also composed of (i) two Class II directors (George McNamee and Paul Sagan) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2016 and (ii) two Class III directors (Gail Deegan and Andrea Geisser) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2017. General Kern is not standing for reelection to the board of directors.
The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.
The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
Colin M. Angle 1992	Chairman of the Board, Chief Executive Officer and Director	2015	I
Ronald Chwang, Ph.D. 1998	Director	2015	I
Deborah G. Ellinger 2011	Director	2015	I
Nominee for Class III Directors:
Michelle V. Stacy 2014 (1)	Director	2017	III
Continuing Directors:
George C. McNamee 1999	Director	2016	II
Paul Sagan 2010	Director	2016	II
Gail Deegan 2011	Director	2017	III
Andrea Geisser 2004	Director	2017	III

(1)
Ms. Stacy was appointed by the board of directors as a Class III director in August 2014. At the time of the appointment, the board of directors set Ms. Stacy's election by the stockholders to occur at the next scheduled annual meeting of stockholders.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the director nominees to be elected at the annual meeting, the directors and the executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin M. Angle	47	Chairman of the Board, Chief Executive Officer and Director
Alison Dean	50	Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer
Russell J. Campanello	59	Executive Vice President, Human Resources and Corporate Communications
Paolo Pirjanian, Ph.D.	47	Executive Vice President, Chief Technology Officer
Glen D. Weinstein	44	Executive Vice President, Chief Legal Officer
Christian Cerda	45	Senior Vice President and General Manager, Home Robots Business Unit
Ronald Chwang, Ph.D.(1)	67	Director
Gail Deegan(2)	68	Director
Deborah G. Ellinger(1)	56	Director
Andrea Geisser(2)	72	Director
George C. McNamee(1)(3)	68	Director
Paul J. Kern, Gen. U.S. Army (ret)(2)	69	Director
Paul Sagan(3)	56	Director
Michelle V. Stacy	60	Director

(1)	Member of compensation committee

(2)	Member of audit committee

(3)	Member of nominating and corporate governance committee
Colin M. Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. Mr. Angle has also served as a director since October 1992. Mr. Angle also worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory where he participated in the design of the behavior-controlled rovers that led to Sojourner exploring Mars in 1997. Mr. Angle holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from MIT. As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.
Alison Dean has served as our executive vice president, chief financial officer, treasurer and principal accounting officer since April 2013. Ms. Dean previously served as our senior vice president, corporate finance from February 2010 until March 2013. From March 2007 until February 2010, Ms. Dean served as our vice president, financial controls & analysis. From August 2005 until March 2007, Ms. Dean served as our vice president, financial planning & analysis. From 1995 to August 2005, Ms. Dean served in a number of positions at 3Com Corporation, including vice president and corporate controller from 2004 to 2005 and vice president of finance - worldwide sales from 2003 to 2004. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

Russell Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He attended Suffolk University’s Executive M.B.A. program, and holds a B.S. degree in Business Administration from the University of Massachusetts.

Paolo Pirjanian has served as our executive vice president, chief technology officer since February, 2014. Dr. Pirjanian previously served as our senior vice president, chief technology officer from October 2012 until February, 2014. Prior to joining iRobot, he served as chief executive officer of Evolution Robotics, Inc. for seven years. Before that, Dr. Pirjanian was the chief technology officer of Evolution Robotics, Inc. Earlier in his career, he worked as a lecturer in the computer science department at the University of Southern California and as a researcher at the NASA Jet Propulsion Laboratory where he received the Technical Leadership Award. Dr. Pirjanian is the former U.S. chairman of IEEE Robotics and received the IEEE Robotics and Automation Society Early Career Award in 2004. He holds a Ph.D. in robotics from Aalborg University.
Glen D. Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. Since March 2004, he has also served as our secretary. Prior to joining iRobot, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.
Christian Cerda has served as our senior vice president and general manager of our Home Robot Business Unit since May 2013. He has direct responsibility over global sales, marketing and product development and oversees a multifunctional team managing all operational execution areas of the unit. Prior to iRobot, he was General Manager at Whirlpool Corporation and before that served in senior positions at The Boston Consulting Group and Procter & Gamble. Mr. Cerda holds a bachelor of science degree in computer engineering from Universidad Simon Bolivar and an M.S. in business administration with distinction from the Northwestern University Kellogg Graduate School of Management.
Ronald Chwang, Ph.D., has served as a director since November 1998. Dr. Chwang is the chairman and president of iD Ventures America, LLC (formerly known as Acer Technology Ventures, LLC) under the iD SoftCapital Group, a venture investment and management consulting service group formed in January 2005. From August 1998 until December 2004, Dr. Chwang was the chairman and president of Acer Technology Ventures, LLC, managing high-tech venture investment activities in North America. Dr. Chwang also serves on the board of directors of AU Optronics and a number of other private high tech companies. Dr. Chwang holds a B.Eng. (with honors) in Electrical Engineering from McGill University and a Ph.D. in Electrical Engineering from the University of Southern California. Dr. Chwang brings to the board of directors his extensive experience in the technology industry, through both company operations and venture capital investment.
Gail Deegan has served as a director since May 2011. From February 1996 until her retirement in September 2001, Ms. Deegan served as executive vice president and chief financial officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was senior vice president of regulatory and government affairs for NYNEX New England, and from November 1991 to January 1995, was vice president and chief financial officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was senior vice president, chief financial officer and treasurer of Eastern Enterprises, and from February 1990 to May 1991, was senior vice president, chief financial officer and chief administrative officer of that company. Ms. Deegan is a director of EMC Corporation. Ms. Deegan holds a B.A. in elementary education from The College of Saint Rose, an M.S. in History from Ohio State University, and an M.B.A. from Simmons College School of Management. Ms. Deegan brings to the board of directors her extensive experience with financial accounting matters for complex organizations and oversight of both the corporate governance requirements and financial reporting process of public companies.
Deborah G. Ellinger, has served as a director since November 2011. Ms. Ellinger is the former chief executive officer of The Princeton Review, former president of Restoration Hardware and former chief executive officer of Wellness Pet Food. She led each of those companies while they were owned by private equity firms, and successfully grew each business before transitioning them to new ownership. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples and a partner at The Boston Consulting Group. Ms. Ellinger began her career with Mellon Financial Corporation. Ms. Ellinger also serves on the board of Interpublic Group, and is a former director of The Princeton Review, Sealy Corporation, and National Life Group. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia and America. She is qualified as a Barrister-at-Law in London, as a member of the Inner Temple. Ms. Ellinger holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge. Ms. Ellinger brings extensive experience in international retail and consumer products to the board.
Andrea Geisser has served as a director since March 2004. Mr. Geisser is currently a senior advisor to Zephyr Management Inc., a global private equity firm that specializes in emerging markets (Africa, India, Sri Lanka), and a member of the investment committee of some of those funds. From 1995 to 2005, Mr. Geisser was a managing director of Fenway Partners. Prior to founding Fenway Partners, Mr. Geisser was a managing director of Butler Capital Corporation. Prior to that, he was a managing director of Onex Investment Corporation, a Canadian management buyout company. From 1974 to 1986, he was a senior officer of Exor America. Mr. Geisser has been a board member and audit committee member of several private companies. Mr. Geisser holds a B.A.

from Bocconi University in Milan, Italy and a P.M.D. from Harvard Business School. Mr. Geisser brings to the board of directors his extensive experience regarding the management of companies, as well as his financial expertise.
George C. McNamee has served as a director since August 1999. Currently a private investor, Mr. McNamee served as a managing partner of FA Technology Ventures, an information and energy technology venture capital firm, from 2000 until 2012. He serves as chairman of the board of directors of Plug Power Inc., a leading fuel cell developer, and is a director of several private companies, a Sterling Fellow of Yale and a Trustee of the Albany Academies and The American Friends of Eton College. Mr. McNamee previously served on the board of directors of Broadpoint (now Gleacher) Securities as well as serving from 1984 to 2007 as chairman of its predecessor First Albany Companies and was also a board member of the New York Stock Exchange Inc., MapInfo, Home Shopping Network and the Meta Group. He received his B.A. from Yale University. Mr. McNamee brings to the board of directors his extensive experience regarding the management of public and private companies, as well as his financial expertise.
Paul J. Kern, Gen. U.S. Army (ret.) has served as a director since May 2006. Gen. Kern has served as a senior counselor to The Cohen Group, an international strategic business consulting firm, since January 2005. Gen. Kern also served as president and chief operating officer of AM General LLC from August 2008 until January 2010. From 1963 to 2004, Gen. Kern served in the U.S. Army and, from October 2001 to November 2004, as Commanding General of the U.S. Army Materiel Command. Prior to his command in the U.S. Army Materiel Command, he served as the military deputy to the Assistant Secretary of the Army for Acquisition, Logistics and Technology. Gen. Kern also serves on the board of directors of Exelis Corporation, LGS Innovations and Covant LLC and is a former director of EDO Corporation, Anteon International Corporation and ITT Corporation. He holds a B.S. from the United States Military Academy at West Point, an M.S. in Civil Engineering from the University of Michigan and an M.S. in Mechanical Engineering from the University of Michigan. Gen. Kern brings to the board of directors his extensive experience in the military and defense industry. Gen. Kern's term will expire at the annual meeting, and he will not stand for reelection.
Paul L. Sagan has served as a director since February 2010. He is an executive in residence (XIR) at General Catalyst Partners, a venture capital firm based in Cambridge, Massachusetts. He is also vice chairman of Akamai Technologies, Inc. (NASDAQ: AKAM), and previously served as the company’s chief executive officer from April 2005 until January 2013, and as its president beginning in May 1999. Mr. Sagan became a member of Akamai’s board of directors in January 2005. Akamai is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, on the Internet. From July 1997 to August 1998, Mr. Sagan was senior advisor to the World Economic Forum, a Geneva, Switzerland-based organization that provides a collaborative framework to leaders to address global issues. Previously, Mr. Sagan held senior positions at Time Warner Cable and Time Inc., affiliates of Time Warner Inc., and CBS, Inc. Mr. Sagan also serves on the board of directors of EMC Corporation, VMWare, L2, Inc. and Datto, Inc., and is a former director of Dow Jones & Company, Inc. and Digitas, Inc. Mr. Sagan brings to the board of directors his extensive experience with complex global organizations, combined with his operational and corporate governance expertise.
Michelle V. Stacy has served as a director since August 2014. As the former president of Keurig, Inc. and former vice president and general manager with Gillette/P&G, Ms. Stacy brings to the board of directors a wealth of experience leading consumer businesses and building global brands. During her five-year tenure at Keurig Inc., a division of Keurig Green Mountain, the company's revenue grew from $493 million in FY2008 to $4.3 billion for FY2013. Ms. Stacy sits on the Board of Directors of Tervis Tumbler Company, Young Innovations Inc. and the nonprofit French Cultural Center; is a Director Advisor to The Cambridge Group (an AC Nielson Company); and is a professional speaker on leadership, innovation and growth. She received her M.S. in Management from J. L. Kellogg Graduate School of Management - Northwestern University, her B.S. from Dartmouth College, and is bilingual in French and English.
Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major issues facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, the board of directors annually appoints a lead independent director, as discussed further in “Executive Sessions of Independent Directors” below.
Independence of Members of the Board of Directors
The board of directors has determined that Dr. Chwang, Mses. Deegan, Ellinger, and Stacy, Messrs. Geisser, McNamee, Sagan, and Gen. Kern are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission.
Executive Sessions of Independent Directors
Executive sessions of the independent directors are held prior to each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. McNamee currently serves as the lead independent director. In this role, Mr. McNamee serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session four (4) times in 2014.
In addition to acting as the chairperson of the independent director sessions, the lead independent director assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

•	providing the chairman of the board with input as to preparation of agendas for meetings;

•
advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	coordinating and developing the agenda for the executive sessions of the independent directors;

•	acting as principal liaison between the independent directors and the chairman of the board on sensitive issues;

•	evaluating, along with the members of the compensation committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and

•	acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.
The Board of Directors’ Role in Risk Oversight
The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, and financial and tax reporting. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

Policies Governing Director Nominations
Director Qualifications
The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

•	nominees must be highly accomplished in his or her respective field, with superior credentials and recognition;

•	nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;

•	nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards; and

•	nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.
We do not have a formal diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.
Process for Identifying and Evaluating Director Nominees
The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.
Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for Recommendation of Director Nominees by Stockholders
The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:
The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.
All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

•
Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

•
All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.
Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:
iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Secretary of iRobot Corporation

Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Security Holder Communications with the Board of Directors
The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:
For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:
iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Chairman of the Board, c/o Secretary
For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:
iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: [Name of the director], c/o Secretary
We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders
Our policy is to schedule a regular meeting of the board of directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. The nine (9) board members who were directors at the time of the annual meeting of stockholders held in 2014, attended the meeting.
Board of Directors Evaluation Program
The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.
 Code of Ethics
We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.irobot.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.irobot.com and/or in our public filings with the Securities and Exchange Commission.
For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.irobot.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board of Directors
The board of directors met six (6) times during the fiscal year ended December 27, 2014, and took action by unanimous written consent four (4) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2014. The board of directors has the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.irobot.com. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.
Audit Committee
The audit committee of the board of directors currently consists of Mr. Geisser, Ms. Deegan and Gen. Kern, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Geisser serves as the chairman of the audit committee. In addition, the board of directors has determined that Mr. Geisser, Ms. Deegan and Gen. Kern are each financially literate and that Mr. Geisser and Ms. Deegan each qualifies as an “audit committee financial expert” under the rules of the SEC.
The audit committee met seven (7) times and took action by unanimous written consent one (1) time during the fiscal year ended December 27, 2014. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.
As described more fully in its charter, the audit committee oversees the integrity of our financial statements, our accounting and financial reporting processes, our internal controls over financial reporting, our internal and external audit functions and the safeguarding of our assets. In fulfilling its role, the audit committee responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•
overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;

•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

•	reviewing and discussing with management risk assessment and risk management, including cyber security;

•	overseeing the development of business continuity plans;

•	overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement: and

•	such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”
Compensation Committee
The compensation committee of the board of directors currently consists of Mr. McNamee, Ms. Ellinger and Dr. Chwang, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. McNamee serves as the chairman of the compensation committee. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;

•	overseeing and administering our compensation, welfare, benefit and pension plans and similar plans and determining the compensation of all executive officers; and

•	reviewing and making recommendations to the board of directors with respect to director compensation.
The compensation committee met five (5) times and took action by unanimous written consent three (3) times during the fiscal year ended December 27, 2014. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the board of directors currently consists of Messrs. McNamee and Sagan, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC. Mr. Sagan serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

•	overseeing the evaluation of the board and management.
The nominating and corporate governance committee met four (4) times during the fiscal year ended December 27, 2014. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.irobot.com.
Compensation Committee Interlocks and Insider Participation
During 2014, Dr. Chwang, Ms. Ellinger and Mr. McNamee served as members of the compensation committee. No member of the compensation committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Mr. Geisser (chairman), Ms. Deegan and Gen. Kern. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Geisser and Ms. Deegan is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.
The audit committee oversees the Company's accounting and financial reporting processes on behalf of the board of directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company's consolidated financial statements for the fiscal quarters and full year ended December 27, 2014, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company's financial statements.
The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The audit committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm's independence.
The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s Chief Financial Officer and the head of internal audit.
In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.
The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2014, on an absolute basis and as compared to the scope of prior year audits. Information about PricewaterhouseCoopers LLP's fees for 2014 is discussed below in this proxy statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the 2015 fiscal year.
Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 27, 2014.
Respectfully submitted by the Audit Committee,
Andrea Geisser (chairman)
Gail Deegan
Paul J. Kern

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company's cash incentive, stock option and employee stock purchase plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. George McNamee, Deborah Ellinger and Ronald Chwang are the current members of the compensation committee.
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 27, 2014 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in the proxy statement for the year ended December 27, 2014 for filing with the SEC.
Respectfully submitted by the Compensation Committee,
George C. McNamee (chairman)
Deborah Ellinger
Ronald Chwang

COMPENSATION AND OTHER INFORMATION
CONCERNING EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview
Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance incentive compensation, which is designed to reward our named executive officers for continued service and our sustained financial and operating performance. We believe the compensation of our named executive officers should align our executives' interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the compensation committee of our board of directors to administer our compensation practices to ensure they are competitive and include incentives designed to appropriately drive our performance, including revenue, Adjusted EBITDA, and, when appropriate, individual objectives, including business unit contribution margin. Our compensation committee annually reviews and approves elements of executive compensation, including executive officer base salaries, cash incentives and equity awards.
Our performance as a Company in 2014 was excellent. Full year revenue of $557 million represented an increase of 14% from full year revenue in 2013, and earnings per share of $1.25 in 2014 increased from earnings per share of $0.94 in 2013. In particular, our home robot business revenue grew 19% over the prior year, while our defense & security business revenue delivered results consistent with our expectations. In addition, we began selling Ava 500 business collaboration robots in the first half of 2014.
Based on our 2014 performance, our named executive officers achieved and were paid significant short-term incentive cash compensation in 2014, while maintaining a significant portion of their compensation in the form of long-term incentives, a new instrument added to our long-term incentives in 2014. The long-term incentives granted in 2014 included performance-based equity. We believe our compensation philosophies, as described below, have aligned executive compensation with Company performance.
Objectives of Our Compensation Programs
Our compensation programs for our executive officers are designed to achieve the following objectives:

•	Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives to help us to achieve our strategic objectives;

•	Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;

•	Align management's interest with the interests of stockholders through long-term equity incentives; and

•	Provide management with performance goals directly linked to our annual longer-term plan for growth and profit.
We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as improved Adjusted EBITDA performance, improved operating income as a percentage of revenue and revenue growth. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expense, restructuring expense and non-cash stock compensation.
We also believe that the compensation of our named executive officers should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our named executive officers.
Methodologies for Establishing Executive Compensation
The compensation committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation committee meets with only itself and the senior vice president, human resources. With respect to the compensation levels of all other named executive officers, the compensation committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation committee.
The compensation committee has engaged an independent compensation consultant to work with them in addition to our human resources department and the chief executive officer to assist us in developing recommendations regarding base salary levels, target incentive awards and actual payouts, performance goals for incentive compensation and equity awards for named executive officers. In conjunction with the annual performance review of each named executive officer in February of each year, the compensation committee carefully considers the recommendations of the chief executive officer when setting base salary, bonus payments under the prior year's incentive compensation plan, and target amounts and performance goals for the current year's incentive compensation plan. In addition, the compensation committee similarly determines equity incentive awards, if any, for each named executive officer.
Moreover, the compensation committee considers the results of the advisory vote on named executive officer compensation, or the "say on pay" vote, that is completed each year at our annual meeting of stockholders. For compensation determinations made by the compensation committee in February 2014, for example those related to setting base salaries for 2014 and long-term incentive compensation as discussed herein, the compensation committee reviewed and considered the results of the then-most recent say on pay vote in May 2013, which were as follows:

For	11,448,782	59.55%
Against	7,646,078	39.77%
Abstain	129,742	0.68%
Based in part upon the meaningful input from our stockholders, the compensation committee solicited feedback from institutional investors and proxy advisory firms, which resulted in certain changes in short- and long-term compensation.
At the May 2014 annual meeting of stockholders, subsequent to the February 2014 annual determinations of the compensation committee, the results of the say on pay vote held in May 2014 were as follows:

For	16,284,875	89.12%
Against	1,831,432	10.02%
Abstain	156,710	0.86%
As part of ongoing efforts to be responsive to the concerns of our investors regarding our executive compensation programs and to reward outstanding operational and financial performance, the compensation committee will, in consultation with its independent compensation consultant, continue to consider changes to our compensation programs as appropriate in response to input from stockholders and evolving factors such as the business environment and competition for talent.
The compensation committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.
Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the technology, defense, household durables and robotics industries. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data for companies with revenues, numbers of employees and market capitalizations similar to our profile.
Compensation Consultant
The compensation committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC ("PM&P"), to help evaluate peer companies for cash and long-term incentive compensation purposes, analyze applicable compensation data and determine appropriate compensation levels and plan design for our executive officers. PM&P also helps review the peer group annually, provides the compensation committee with up to date information and trends in the marketplace, as well as assists the compensation committee in understanding the Company's alignment of pay and performance. Neither the compensation committee nor the Company has retained PM&P for any other purpose.

Compensation Comparisons
Developing a peer group for compensation comparison purposes is not an easy task for our Company. Each year we watch as industry analysts and proxy advisory firms, who struggle to understand our business, also struggle to find reasonable industry comparisons for compensation peer group purposes. We do not have any “true” robotic comparator companies that are publicly-traded, stand-alone, U.S.-based or size-appropriate. We believe our mix of technology and technology/consumer products peer group firms is appropriate for compensation and performance comparison purposes, but our peer group firms differ substantially from the peer groups used by proxy advisory firms. These firms tend to compare us to organizations in the Consumer Durables industry such as home builders, retailers and furniture distributors/manufacturers (i.e., companies with little to no technology attributes to their respective products). These differences in peer group firms used to determine alignment of pay and performance result in substantial differences in Company performance and how compensation is valued and delivered to executives. Technology and technology/consumer products companies perform and pay differently from home builders, retailers and furniture distributors/manufacturers. The compensation committee takes all of these unique dynamics into account annually when reviewing our peer group firms and our compensation practices.
The following selection criteria, developed in conjunction with the compensation committee, which are thoroughly reviewed and adjusted (as needed), were used to develop the comparative peer group used in assessing the competitiveness of our executive compensation for purposes of fiscal 2014 compensation actions:

•	Companies with revenues within a similar range and generally similar market capitalization;

•
Companies within comparable industries that focus on high-tech products (e.g., information technology, consumer durables, consumer services, aerospace/defense, capital goods, electronics equipment, instruments and components, healthcare technology, computers and peripherals, networking equipment and computer hardware);

•	Companies with highly-engineered products and complex technologies with multiple industry applications;

•	Technology companies whose products contain both hardware and software components; and

•	Companies with moderate to high sales growth and opportunity.

•	Other secondary criteria also considered include:

•	Companies classified as “disruptive innovation;”

•	Companies with products with brand recognition and/or disposable income “luxury” goods; and

•	Companies with moderate margins and levels of research and development expense.
As a result of our selection criteria used for 2014, Leapfrog Enterprises, Inc., SeaChange International, Inc., and Voxx International Corp. were removed from the peer group for 2014, and 3D Systems Corp., Logitech International SA, Maxwell Technologies Inc., and Trimble Navigation Ltd. were added to the 2014 peer group. The resulting peer group consisted of the following 16 companies:

3D Systems Corp.	Mercury Systems, Inc.
Accuray Incorporated	Netgear, Inc.
AeroVironment, Inc.	Orbital Sciences Corporation
American Science and Engineering, Inc.	Plantronics, Inc.
Bruker Corporation	Synaptics Incorporated
Cognex Corporation	Tivo, Inc.
Logitech International SA	Trimble Navigation Ltd..
Maxwell Technologies Inc.	Universal Electronics, Inc.

These 16 companies, at the time of the analysis, had median annual revenues of $454 million and a median market capitalization of $1.15 billion, compared to our annual trailing four quarters revenue of $500 million and market capitalization of $1.14 billion at the time of the analysis.
We annually reassess the relevance of our peer group and make changes when appropriate. We believe that the use of benchmarking is an important factor in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly-qualified personnel.
The compensation committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation committee also, among other responsibilities, administers our incentive compensation plan, and reviews and makes recommendations to management on company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2014, the compensation committee considered many factors in addition to the benchmarking described above, including, but not limited to:

•	the scope and strategic impact of the executive officer's responsibilities,

•	our past business and segment performance, and future expectations,

•	our long-term goals and strategies,

•	the performance and experience of each individual,

•	past compensation levels of each individual and of the named executive officers as a group,

•	relative levels of pay among the executive officers,

•	the amount of each component of compensation in the context of the executive officer's total compensation and other benefits,

•	for each named executive officer, other than the chief executive officer, the evaluations and recommendations of the chief executive officer, and

•	the competitiveness of the compensation packages relative to the selected benchmarks as highlighted by the independent compensation consultant's analysis.

The compensation committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash incentive compensation, which we believe better aligns our chief executive officer's interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation committee relies on both information from our selected benchmarks and its judgment with respect to the factors described above.
Elements of Compensation
Our executive compensation program in 2014 consists of three primary elements: base salary, an annual cash incentive, and long-term equity interests, primarily in the form of stock options, time vesting restricted stock units and performance share units. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon termination of employment, including a termination in connection with a change in control of the Company.
Base Salary
In 2014, the compensation committee believes our executive officers, including our chief executive officer, are paid salaries in line with their qualifications, experience and responsibilities. Salaries are structured so they are within the range of salaries paid by the peer companies reviewed by the compensation committee in the technology and robotics industry. We generally aim to set base salaries for each of our executives between the 40th and 60th percentiles in the technology and robotics industry and also take into consideration many additional factors (described below) that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment. Salaries are generally reviewed on an annual basis.
The compensation committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual's responsibilities, experience, individual performance and contribution to our performance, and also generally takes into account the competitive environment for attracting and retaining executives consistent with our business needs. With respect to each of our executive officers, other than Mr. Angle, Mr. Angle provided a detailed evaluation and recommendation related to base salary adjustments, if any.
We believe the base salaries paid to our executive officers during our fiscal year 2014 helped to achieve our executive compensation objectives. In addition, we believe that the base salaries of our named executive officers, which range from 19% to 36% as a percentage of total compensation, are set at an appropriate level to keep a significant portion of executive compensation at risk as part of our compensation philosophy.
In February 2015, and as part of the annual review process while taking into account the considerations discussed above, the compensation committee also approved base salary adjustments for 2015 also noted in the table below.

	2013 Base Salary	% Increase	2014 Base Salary	% Increase	2015 Base Salary
Colin M. Angle	$625,000	4.0%	$650,000	3.8%	$675,000
Alison Dean	$325,000	23.1%	$400,000	7.5%	$430,000
Russell J. Campanello	$325,000	—%	$325,000	4.6%	$340,000
Christian Cerda			$350,000	14.3%	$400,000
Paolo Pirjanian	$325,000	7.7%	$350,000	7.1%	$375,000

In August 2014, Mr. Cerda was appointed as Senior Vice President and General Manager, Home Robots Business Unit, and took on additional responsibilities related to overall management of the Company. His base salary was increased from $335,000 to $350,000 at that time. In February 2015, during its annual review of executive compensation, the compensation committee increased Mr. Cerda's base salary to $400,000 based on market competitive compensation levels, which reflected his 2014 base salary as trailing the Company's compensation positioning targets.
Cash Incentive Compensation
The compensation committee believes that a portion of overall short-term cash compensation for executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the granting of cash incentive payments is based on an evaluation of achievement against predetermined financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan that was adopted by the compensation committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2014 was tied to key financial and operating performance measures. Target cash incentives for named executive officers are generally targeted between the 40th and 60th percentiles of similar cash incentives provided to officers in peer companies reviewed by the compensation committee in the technology and robotics industries. The amount of cash incentives paid to the named executive officers, however, is subject to the assessment of the compensation committee of our performance in general and the achievement of specific goals.
For fiscal 2014, the target bonus awards under our Senior Executive Incentive Compensation Plan for each of our named executive officers, as a percentage of base salary earned during the fiscal year, are summarized in the table below. These target bonus amounts were set at levels the compensation committee determined were appropriate in order to achieve our objective of retaining those executives who perform at or above the levels necessary for us to achieve our business plan, which, among other things, involved growing our Company in a cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (25% of target opportunity) (1)	Target (100%)	Maximum (195% of target opportunity) (2)
Colin M. Angle	25.00%	100%	195.00%
Alison Dean	15.63%	62.5%	121.88%
Russell J. Campanello	15.00%	60%	117.00%
Christian Cerda	12.50%	50%	97.50%
Paolo Pirjanian	15.00%	60%	117.00%

(1)	Cash incentive payments are made only after the Company has achieved specified Adjusted EBITDA, excluding cash incentive compensation expense.

(2)	This reflects the maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan for 2014 based on the specific targets established for fiscal 2014.
For 2015, Ms. Dean's target bonus award was increased to 75% of her base salary. The target bonus awards for the other named executive officers remained the same for fiscal 2015.
While the Senior Executive Incentive Compensation Plan is designed to provide short-term cash incentive payments based upon objectively determinable formulas that tie cash incentive payments to specific financial goals and strategic milestones, the compensation committee retains the discretion to adjust cash incentive payments under the Senior Executive Incentive Compensation Plan based upon additional factors.

The following tables summarize the 2014 performance measures, associated weightings and goals for each of the named executive officers under the Senior Executive Incentive Compensation Plan. As discussed previously, the payout opportunity ranges from 25% of the target incentive opportunity for achieving threshold level of performance to 195% of the target incentive opportunity for achieving maximum level of performance.
For Mr. Angle, Mr. Campanello, Dr. Pirjanian and Ms. Dean, the Senior Executive Incentive Compensation Plan targets for 2014 were:

Performance Measure	Weighting	Performance Goal
		Threshold	Target	Maximum
Adjusted EBITDA, excluding cash incentive compensation expense	50%	$81.6 million	$90.7 million	$117.9 million
Revenue	50%	$518.0 million	$575.5 million	$748.2 million
For Mr. Cerda, whose responsibilities are more focused on results from our Home Robots business unit, the Senior Executive Incentive Compensation Plan targets for 2014 were:

Performance Measure	Weighting	Performance Goal
		Threshold	Target	Maximum
Adjusted EBITDA, excluding cash incentive compensation expense	37.5%	$81.6 million	$90.7 million	$117.9 million
Home Robots Business Unit Revenue	62.5%	$462.6 million	$514.0 million	$668.2 million
The compensation committee chose this mix of financial targets for cash incentive compensation because it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive's role and impact and company business strategy. Also, the compensation committee established a hurdle where the available total incentive compensation payout for the entire employee base -- including the named executive officers -- would be reduced on a dollar-for-dollar basis if Adjusted EBITDA, excluding cash incentive compensation expense, fell below $81.6 million.
The following table shows our achievement against the various metrics used for calculating the 2014 cash incentive compensation for our named executive officers:

	Performance Goal
Metric	Threshold	Target (100%)	Maximum	2014 Actual Performance	Actual Percentage Earned (as % of target)
	$ in millions
Adjusted EBITDA, excluding cash incentive compensation expense	$81.6	$90.7	$117.9	$88.2	86%
Company Revenue	$518.0	$575.5	$748.2	$556.8	84%
Home Robots Revenue	$462.6	$514.0	$668.2	$507.4	94%
Based on our achievement of the performance metrics set forth above, the following cash awards were made to the named executive officers for performance in fiscal 2014 pursuant to our Senior Executive Incentive Compensation Plan:

	Incentive Bonus Award
	Original Target Incentive Opportunity	Achievement	ICP Earned & Paid
Colin M. Angle	$650,000	85%	$552,500
Alison Dean	$250,000	85%	$212,500
Russell J. Campanello	$195,000	85%	$165,750
Christian Cerda	$175,000	91%	$159,250
Paolo Pirjanian	$210,000	85%	$178,500

Long-Term Incentives
Executive officers (and other employees) are eligible to receive restricted stock, stock option grants, restricted stock units and other stock awards that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants and Company performance. In general, our compensation committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer and the compensation committee's analysis of peer group and industry compensation information, with the intention of keeping the executives' overall compensation at a competitive level with the comparator companies reviewed by the compensation committee in the technology and robotics industries. Our compensation committee also takes into consideration the number of shares of common stock outstanding, the number of shares of common stock authorized for issuance under our equity compensation plans, the number of options and other equity awards held by the executive officer for whom an award is being considered and other elements of the officer's compensation, as well as our compensation objectives and policies described above when reviewing the long-term incentive program.
Consistent with the feedback we received from our stockholders, in 2014, we introduced a significant change to our long-term incentive program through the introduction of performance-based equity awards. In March 2014, we made the initial equity grants (stock options and restricted stock unit awards) under this new program, immediately following our 2013 annual performance review cycle, consistent with the Company's historical annual grant timing.
In March 2014, we granted our first award of performance share units using a mix of 25% stock options, 50% restricted stock unit and 25% performance share units to our named executive officers.  The compensation committee believes a mix in our long-term equity awards between stock options, restricted stock units and performance share units aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to an increase in our stock price.

Mr. Cerda, who was not an executive officer at the time of the March 2014 equity grants, did not receive PSUs, but he will in 2015.
The compensation committee expects the mix of long-term equity vehicles to evolve, as needed, in coming years to continue to best align and support our longer-term business strategy.

The Company’s and compensation committee’s goals for selecting metrics for the PSU component of the long-term incentive program include:

•	Alignment with business strategy;

•	Alignment with stockholder interest in improving long-term business fundamentals;

•	Correlation with total stockholder return; and

•	Complementary to our short-term incentive metrics.
After a thoughtful process and consideration of various metrics, the compensation committee determined that operating income percent (with a threshold requirement for a minimum amount of revenue growth) was the optimal initial metric for our performance share unit component. We believe operating income percent is an excellent measure of the underlying profitability of the enterprise and it has historical correlation with total stockholder return. Operating income percent is also a regularly reported financial measure, is understood by our investor base, and can be reasonably forecasted over the relevant performance period. We believe operating income percent in our long-term incentives coupled with the revenue component of our short-term incentives provides strong executive focus on important short- and long-term business drivers.
While this single metric was chosen for the initial implementation of the new performance share unit component in 2014, in future years, other metrics may be selected to further optimize and align the incentives of management with our business strategy.
For the PSUs granted in 2014, the number of shares actually earned at the end of the three year period will range from 0% to 100% of the target number of PSUs granted based on the Company’s performance against three year operating income goals. In addition, while all vesting of earned PSUs occurs on the third anniversary of the date of grant, achievement of cumulative intermediate targets for 2014, 2015 and/or 2016 will allow PSUs to be deemed earned but not yet vested for the intermediate periods. Achievement of the cumulative target will allow all shares subject to the PSUs to be earned regardless of the achievement of the intermediate 2014, 2015 and 2016 targets.
Unvested awards are not eligible to receive any dividends or voting rights until the point at which any shares are earned and vested.
The following table outlines the threshold, target and maximum 3 year performance goals for our new PSU plan for the 2014-2016 cycle.

2014 - 2016 PSU Performance Cycle	Operating Income Percent
	Threshold	Target	Maximum	Actual Performance Achieved	Actual Payout Level Achieved
2014	8.0%	8.0%	8.0%	9.5%	100%
2015	9.0%	9.0%	9.0%	—%	—%
2016	10.0%	10.0%	10.0%	—%	—%
Cumulative	9.1%	9.1%	9.1%	—%	—%
For 2014, one-third of the awarded PSUs were deemed earned if the Company achieved a minimum 8.0% operating income as a percentage of revenue and at least $545 million in total revenue. In 2014, the Company achieved 9.5% in operating income as a percentage of revenue and $557 million in revenue. Accordingly, one-third of the total number of PSUs awarded were earned but have not yet vested. Specifically, the named-executive officers earned the following restricted share units with respect to 2014:

	2014-2016 PSUs Granted & Earned
	PSUs Granted	2014 Earned PSUs (1)	2015 Earned PSUs (1)	2016 Earned PSUs	Total PSUs Earned to Date
Colin M. Angle	13,550	4,516	—	—	4,516
Alison Dean	4,467	1,489	—	—	1,489
Russell J. Campanello	4,308	1,436	—	—	1,436
Paolo Pirjanian	4,925	1,641	—	—	1,641
Also, the Company determines the value of its annual equity awards early in the year (usually in March). Annual awards are sized relative to Company and individual performance for the prior year as is a typical practice for many companies. By granting our annual awards at the beginning of each year and using the prior year’s performance to size our awards, there could be a possible disconnect with our awards relative to our performance in the year of grant.
Other Benefits and Perquisites
We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our employees to invest in a wide array of funds on a pre-tax basis. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites that are not otherwise available to all of our employees.
Stock Ownership Guidelines
We introduced equity ownership guidelines in 2011 to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to six times base salary for our chief executive officer. In addition, under the guidelines, our directors are expected to hold common stock in an amount equal to six times their current board retainer fee. For purposes of these guidelines, stock ownership includes shares for which the executive or director has direct or indirect ownership or control, including restricted stock and in-the-money vested stock options, but does not include unvested restricted stock units or unvested stock options. Executives and directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors are currently meeting or are working to achieve these guidelines within the five year time period.
Hedging/Pledging Policy
Since 2005, we have had a written insider trading policy that prohibits holding Company securities as collateral in a margin account, any hedging transactions and prohibits pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation committee of the board of directors. To date, no such approval has been requested or given.
Executive Agreements
We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer's annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, as defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company without cause at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period immediately prior to the effective date of the change in control and the date of termination of employment, and 200% of such officer's highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. There are no tax gross-up payables under the executive agreements.
It is the belief of the compensation committee that these provisions are consistent with executive severance arrangements that are customary for public companies at our stage of development and are necessary in order to hire and/or retain our key talent.

Clawback
In 2015, the Company adopted a clawback policy that provides the board of directors has discretion to reduce the amount of future compensation payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the Securities and Exchange Commission (the “SEC”).
Tax Deductibility of Executive Compensation
In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code, while also maintaining the flexibility to pay compensation that is subject to the deduction limitations imposed by Section 162(m) of the Code.
Risk Oversight of Compensation Programs
The compensation committee annually reviews and believes our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•
Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.

•
The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.

•	Our stock option grants and restricted stock unit grants generally vest over four years and, in the case of stock options, are only valuable if our stock price increases over time.

•	Our performance share units vest only after the achievement of significant long-term metrics designed to drive the long-term interests of our stockholders.

•	Performance share unit awards align the interests of our executive officers with the success of our business strategy.

•	Maximum payout levels for cash incentive compensation are capped.

•	Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.
Compensation Consultant Independence

Pursuant to its charter, the compensation committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

In 2013 in preparation for the 2014 fiscal year, the compensation committee retained PM&P as its independent executive compensation consultant.  None of our management team participated in the compensation committee's decision to retain PM&P.  PM&P reports directly to the compensation committee, and the compensation committee may replace PM&P or hire additional consultants at any time.  PM&P attends meetings of the compensation committee, as requested, and communicates with the chairman of the compensation committee between meetings; however, the committee makes all decisions regarding the compensation of the Company's executive officers.

PM&P provides various executive compensation services to the compensation committee with respect to our executive officers and other key employees at the compensation committee's request.  The services PM&P provides include advising the compensation committee on the principal aspects of the executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of our program design and awards in relationship to our performance.

The compensation committee reviews the services provided by its outside consultants and believes PM&P is independent in providing executive compensation consulting services.  The compensation committee conducted a specific review of its relationship with PM&P in 2014, and determined PM&P's work for the compensation committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and NASDAQ.  In making this determination, the compensation committee noted the following during 2014:

•
PM&P did not provide any services to us or our management other than service to the compensation committee (including compensation benchmarking for our senior leadership team), and it its services were limited to executive compensation consulting.

•	Fees paid by us to PM&P represented 0.1% of PM&P's total revenue for the period December 2013 through December 2014;

•	PM&P maintains a Conflicts Policy and an Insider Trading Policy which were provided to the compensation committee with specific policies and procedures designed to ensure independence;

•	None of the PM&P consultants on our account had any business or personal relationship with our compensation committee members;

•	None of the PM&P consultants on our account, or PM&P, had any business or personal relationship with our executive officers; and

•	None of the PM&P consultants on our account directly own shares of our stock.

The compensation committee continues to monitor the independence of its compensation consultant on a periodic basis.

Executive Compensation Summary
The following table sets forth summary compensation information for our chief executive officer, chief financial officer and the three other most highly compensated executive officers:
SUMMARY COMPENSATION TABLE - 2014

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Colin M. Angle	2014	646,154	—	1,762,178	589,970	552,500	7,800	3,558,602
Chairman, Chief Executive Officer and Director	2013	613,462	—	1,514,475	379,237	981,250	7,650	3,496,074
	2012	525,000	105,000	2,160,438	535,742	—	7,500	3,333,680

Alison Dean
Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	2014	388,462	—	580,890	194,546	212,500	7,800	1,384,198
	2013	308,838	—	721,142	179,783	306,150	7,650	1,523,563

Russell J. Campanello	2014	325,000	—	560,299	187,841	165,750	7,800	1,246,690
Executive Vice President, Human Resources and Corporate Communications	2013	322,115	—	270,319	67,618	306,150	7,650	973,852
	2012	300,000	82,000	557,060	72,176	—	7,500	1,018,736

Christian Cerda	2014	335,385		360,889	120,563	159,250	7,800	983,887
Executive Vice President and General Manager, Home Robots Business Unit

Paolo Pirjanian	2014	346,154	—	640,496	214,660	178,500	7,800	1,387,610
Executive Vice President, Chief Technology Officer	2013	319,606	—	270,319	67,618	306,150	7,650	971,343

(1)	Represents salary earned in the fiscal years presented, which covered 52 weeks for fiscal years 2014, 2013 and 2012.

(2)
Represents the aggregate grant date fair value for stock and option awards granted in the fiscal years ended December 27, 2014, December 28, 2013 and December 29, 2012, as appropriate, in accordance with FASB ASC Topic 718. See the information appearing in note 9 to our consolidated financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014 for certain assumptions made in the valuation of stock and option awards.

(3)	Represents amounts paid in 2014 under the Company's Senior Executive Incentive Compensation Plan for performance in the fiscal year ended December 27, 2014.

(4)
Includes 401(k) matching contributions for each of our named executive officers. Excludes medical, group life insurance and certain other benefits received by the named executive officers that are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the named executive officers which do not exceed $10,000 in the aggregate.

Grants of Plan-Based Awards in 2014
The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2014:
GRANTS OF PLAN-BASED AWARDS — 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Colin M. Angle	—	162,500	650,000	1,267,500	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	587,393	587,393	—	—	—	—
	3/7/2014	—	—	—	—	—	—	27,100	—	—	1,174,785
	3/7/2014	—	—	—	—	—	—	—	15,475	43.35	297,445
	6/6/2014	—	—	—	—	—	—	—	19,700	35.43	292,525

Alison Dean	—	62,500	250,000	487,500	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	193,644	193,644	—	—	—	—
	3/7/2014	—	—	—	—	—	—	8,933	—	—	387,246
	3/7/2014	—	—	—	—	—	—	—	5,100	43.35	98,027
	6/6/2014	—	—	—	—	—	—	—	6,500	35.43	96,519

Russell J. Campanello	—	48,750	195,000	380,250	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	186,752	186,752	—	—	—	—
	3/7/2014	—	—	—	—	—	—	8,617	—	—	373,547
	3/7/2014	—	—	—	—	—	—	—	4,925	43.35	94,663
	6/6/2014	—	—	—	—	—	—	—	6,275	35.43	93,177

Christian D. Cerda	—	43,750	175,000	341,250	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	—	—	8,325	—	—	360,889
	3/7/2014	—	—	—	—	—	—	—	3,163	43.35	60,796
	6/6/2014	—	—	—	—	—	—	—	4,025	35.43	59,767

Paolo Pirjanian	—	52,500	210,000	409,500	—	—	—	—	—	—	—
	3/7/2014	—	—	—	—	213,499	213,499	—	—	—	—
	3/7/2014	—	—	—	—	—	—	9,850	—	—	426,998
	3/7/2014	—	—	—	—	—	—	—	5,625	43.35	108,118
	6/6/2014	—	—	—	—	—	—	—	7,175	35.43	106,542

(1)
This reflects the threshold, target and maximum incentive cash payout levels established under our Senior Executive Incentive Compensation Plan. The actual amounts paid for fiscal year 2014 are disclosed in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
This reflects the threshold, target and maximum equity incentive payout levels associated with performance share units made pursuant to our 2005 Stock Option and Incentive Plan, as amended (the “2005 Plan”), which amounts will be payable in shares of our common stock, if the performance thresholds are met under the terms of the awards

(3)	All stock awards and option awards were made pursuant to the 2005 Plan.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of December 27, 2014.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2014

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards; Payout or Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Colin M. Angle	2/20/2009		73,829	—	7.76	2/20/2016	—	—	—	—
	4/2/2010		113,950	—	14.52	4/2/2017	—	—	—	—
	4/1/2011		39,550	5,650	33.48	4/1/2018	5,700	198,417	—	—
	3/9/2012		28,068	12,757	26.59	3/9/2019	40,624	1,414,121	—	—
	3/8/2013		15,827	20,348	22.86	3/8/2020	49,687	1,729,604	—	—
	3/7/2014		—	15,475	43.35	3/7/2021	27,100	943,351	13,550	471,676
	6/6/2014		—	19,700	35.43	6/6/2021	—	—	—	—

Alison Dean	7/25/2008		1,873	—	14.09	7/25/2015	—	—	—	—
	4/2/2010		11,000	—	14.52	4/2/2017	—	—	—	—
	4/1/2011		6,454	921	33.48	4/1/2018	931	32,408	—	—
	3/9/2012		3,249	1,476	26.59	3/9/2019	4,700	163,607	—	—
	3/8/2013		2,177	2,798	22.86	3/8/2020	6,825	237,578	—	—
	6/7/2013		3,179	5,296	34.67	6/7/2020	11,100	386,391	—	—
	3/7/2014		—	5,100	43.35	3/7/2021	8,933	310,958	4,467	155,496
	6/6/2014		—	6,500	35.43	6/6/2021	—	—	—	—

Russell J. Campanello	12/30/2010		33,750	6,250	24.53	12/30/2017	8,750	304,588	—	—
	3/9/2012		3,781	1,719	26.59	3/9/2019	10,474	364,600	—	—
	3/8/2013		2,823	3,627	22.86	3/8/2020	8,868	308,695	—	—
	3/7/2014		—	4,925	43.35	3/7/2021	8,617	299,958	4,308	149,961
	6/6/2014		—	6,275	35.43	6/6/2021	—	—	—	—

Christian D. Cerda	3/8/2013		26,250	33,750	22.86	3/8/2020	22,500	783,225	—	—
	3/7/2014		—	3,163	43.35	3/7/2021	8,325	289,793	—	—
	6/6/2014		—	4,025	35.43	6/6/2021	—	—	—	—

Paolo Pirjanian	10/1/2012	(5)	16,751	10,548	4.81	6/11/2022	—	—
	10/1/2012	(5)	3,834	—	3.54	5/6/2021	—	—
	12/7/2012		29,500	50,000	18.47	12/7/2019	15,000	522,150
	3/8/2013		2,017	3,627	22.86	3/8/2020	8,868	308,695
	3/7/2014		—	5,625	43.35	3/7/2021	9,850	342,879	4,925	171,439
	6/6/2014		—	7,175	35.43	6/6/2021	—	—	—	—

(1)	Stock option grants vest over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant, and the remainder in equal quarterly installments thereafter.

(2)	Restricted stock unit awards vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant.

(3)	Amounts disclosed in this column were calculated based on the fair market value of our common stock as of December 27, 2014.

(4)
Performance stock unit awards are earned over a three-year period and vest at the end of such three-year period, dependent on achievement of pre-established performance goals and objectives. For additional information on the performance stock unit awards see the section above entitled “ Compensation Discussion and Analysis - Elements of Compensation - Long-Term Incentives.”

(5)
The stock options granted to Dr. Pirjanian on October 1, 2012 were granted as replacement awards for unvested stock options that Dr. Pirjanian held in Evolution Robotics, Inc. as of the date that the Company acquired Evolution Robotics, Inc.

Option Exercises and Stock Vested
The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended December 27, 2014.
OPTION EXERCISES AND STOCK VESTED — 2014

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Colin M. Angle	47,333	1,032,279	50,138	2,157,317
Alison Dean	18,970	481,229	9,981	406,909
Russell J. Campanello	20,000	259,400	16,945	664,342
Christian D. Cerda	—	—	7,500	324,600
Paolo Pirjanian	21,306	484,123	10,457	392,054

(1)
Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement upon vesting.

Potential Benefits Upon Termination or Change in Control
Severance and Change in Control Arrangements in General
The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in the “Compensation Discussion and Analysis” section above.
Cash Payments and/or Acceleration of Vesting Following Certain Termination Events
Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on December 27, 2014, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code.

Name	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin Angle	325,000	10,023	335,023
Alison Dean	200,000	8,947	208,947
Russ Campanello	162,500	10,023	172,523
Christian Cerda	175,000	10,023	185,023
Paolo Pirjanian	175,000	10,023	185,023

Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and that such termination or resignation occurred on December 27, 2014, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any deferrals required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer is subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value based upon our stock price on December 27, 2014, minus the exercise price) of stock options and restricted stock units that would become exercisable or vested as a result of these acceleration events as of December 27, 2014.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of Restricted Stock and Restricted Stock Units ($)	Total ($)
Colin Angle	1,300,000	1,300,000	40,090	355,536	4,442,696	7,438,322
Alison Dean	800,000	500,000	35,789	47,535	1,182,774	2,566,098
Russ Campanello	650,000	390,000	40,090	121,723	1,327,827	2,529,640
Christian Cerda	700,000	350,000	40,090	403,313	1,073,018	2,566,421
Paolo Pirjanian	700,000	420,000	40,090	1,176,783	1,230,847	3,567,720
Director Compensation
In connection with our efforts to attract and retain highly-qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. Through the third quarter of 2014, each of our non-employee members of our board of directors was entitled to the following cash compensation:

Annual retainer for Board membership	$35,000
Annual retainer for lead independent director	$7,000
Audit Committee
Annual retainer for committee membership	$10,000
Additional retainer for committee chair	$10,000
Compensation Committee
Annual retainer for committee membership	$7,500
Additional retainer for committee chair	$7,500
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$5,000
Additional retainer for committee chair	$5,000

After an analysis of director compensation at peer companies performed by PM&P during 2014 that placed our total annual compensation for directors at the 35th percentile within our peer group, on the recommendation of the compensation committee, the board of directors increased the annual board retainer to $50,000 and the lead independent director retainer to $10,000. These increases in cash compensation were effective beginning for the fourth quarter of 2014.
Pursuant to our Non-employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2005 Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2014, each of our non-employee members of our board of directors was entitled to the following equity compensation under our 2005 Plan:
    Upon initial election to the board of directors, a non-employee director receives a one-time grant of restricted stock units having a fair market value of $220,000, measured at the end of the tenth week of the fiscal quarter in which the director was elected, which vests over a four-year period at a rate of twenty-five percent (25%) on each of the first four anniversaries of the grant.
    At the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each non-employee director receives a grant of restricted stock units having a fair market value of $110,000, which vests on the earlier of the date of the first anniversary of such grant or the date of the first annual meeting of stockholders following the date of grant.
All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.
The following table provides compensation information for the fiscal year ended December 27, 2014 for each non-employee member of our board of directors. No member of our board of directors employed by us receives separate compensation for services rendered as a member of our board of directors.
DIRECTOR COMPENSATION TABLE — 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Ronald Chwang, Ph.D.	46,250	114,899	161,149
Gail Deegan	48,750	114,899	163,649
Deborah G. Ellinger	46,250	114,899	161,149
Jacques S. Gansler, Ph.D. (1)	20,000	—	20,000
Andrea Geisser	58,750	114,899	173,649
Paul J. Kern, Gen. U.S. Army (ret.)	48,750	114,899	163,649
George C. McNamee	66,500	114,899	181,399
Paul L. Sagan (2)	48,750	114,899	163,649
Michelle V. Stacy	21,250	219,980	241,230

(1)	Mr. Gansler did not stand for re-election at the 2014 annual meeting of stockholders.

(2)	Mr. Sagan deferred all of his 2014 cash compensation pursuant to our Non-employee Directors’ Deferred Compensation Program under which he received stock units in lieu of cash.

(3)
Represents the grant date fair value of restricted stock units awarded in the fiscal year ended December 27, 2014 in accordance with FASB ASC Topic 718. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such restricted stock unit award.

The non-employee members of our board of directors who held such position on December 27, 2014 held the following aggregate number of unexercised options and unvested restricted stock units as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Units
Ronald Chwang, Ph.D.	30,000	3,243
Gail Deegan	—	4,772
Deborah G. Ellinger	—	6,927
Andrea Geisser	40,000	3,243
Paul J. Kern, Gen. U.S. Army (ret.)	60,000	3,243
George C. McNamee	70,000	3,243
Paul L. Sagan	2,500	3,243
Michelle V. Stacy	—	6,608

Transactions with Related Persons
Other than compensation agreements and other arrangements which are described in “Compensation Discussion and Analysis,” in 2014, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
The audit committee of the board of directors has retained the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to serve as independent registered public accountants for our 2015 fiscal year. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1999. The audit committee reviewed and discussed its selection of, and the performance of, PricewaterhouseCoopers LLP for our 2014 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accountants is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PricewaterhouseCoopers LLP for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PricewaterhouseCoopers LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PricewaterhouseCoopers LLP, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”
Representatives of PricewaterhouseCoopers LLP attended all of the standard audit committee meetings in 2014. We expect that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.
PricewaterhouseCoopers LLP Fees
The following table shows the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP to us during the fiscal years December 27, 2014 and December 28, 2013.

	2014	2013
Audit Fees	$963,497	$895,013
Audit-Related Fees	124,569	38,499
Tax Fees	150,000	6,900
All Other Fees	3,394	3,394
Total	$1,241,460	$943,806

Audit Fees
Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the Securities and Exchange Commission.
Audit-Related Fees
Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”
Tax Fees
Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.
All Other Fees
All other fees include licenses to technical accounting research software. The audit committee has determined that the provision of services described above to us by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP
AS iROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2015.

PROPOSAL 3
APPROVAL OF THE iROBOT CORPORATION 2015 STOCK OPTION AND INCENTIVE PLAN

Proposal
The board of directors believes that stock options and other stock-based incentive awards can play an important role in the success of iRobot by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire a proprietary interest in the Company. Our board of directors anticipates that providing these people with a direct stake in iRobot will assure a closer identification of the interests of these individuals with those of the Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with the Company.
On April 1, 2015, the board of directors adopted, subject to stockholder approval, the 2015 Plan. The 2015 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and other key persons and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the board of directors and/or the compensation committee. A copy of the 2015 Plan is attached as Annex A to this proxy statement and is incorporated herein by reference.
As of December 27, 2014, there were stock options to acquire 1,473,320 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $22.89 and a weighted average remaining term of 3.87 years.  In addition, as of December 27, 2014, there were 880,138 unvested full value awards with time-based vesting and 29,717 unvested full value awards with performance vesting outstanding under our equity compensation plans.  Other than the foregoing, no awards under our equity compensation plans were outstanding as of December 27, 2014.
Upon the approval of the 2015 Plan by our stockholders, no additional stock option or incentive-awards will be issued from the Company’s existing equity award plans.
Summary of Material Features
The material features of the 2015 Plan are:

•	The maximum number of shares of common stock available for awards under the 2015 Plan is 3,100,000 shares;

•
The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•
Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2015 Plan as an award for 1.61 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•
Shares tendered or held back for taxes or to pay the exercise price with respect to an award will not be added back to the reserved pool under the 2015 Plan. Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	Minimum vesting periods are required for stock options, stock appreciation rights, restricted stock, restricted stock units and performance share awards;

•
No more than 2,000,000 shares subject to awards may be awarded to our non-employee directors in any calendar year period, no more than 2,500,000 shares subject to stock options or stock appreciation rights may be granted to any individual grantee in any calendar year period, and no more than 5% of the shares reserved may be granted under the 2015 plan as unrestricted stock awards;

•	Any material amendment to the 2015 Plan is subject to approval by our stockholders; and

•	The term of the 2015 Plan will expire on May 20, 2025, ten years from the date of the 2015 annual meeting.

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on April 9, 2015 and the maximum number of shares that would have been available for awards as of such date under the 2015 Plan, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is approximately $103.8 million. The shares we issue under the 2015 Plan will be authorized but unissued shares or shares of common stock that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2015 Plan and the Company’s 2005 Stock Option and Incentive Plan, as amended, will be added back to the shares of common stock available for issuance under the 2015 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2015 Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the 2015 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)
To ensure that certain awards granted under the 2015 Plan to “Covered Employees” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) total stockholder return; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (adjusted EBITDA); (5) changes in the market price of the common stock; (6) economic value-added; (7) funds from operations or similar measure; (8) sales or revenue; (9) acquisitions or strategic transactions; (10) operating income (loss); (11) cash flow (including, but not limited to, operating cash flow and free cash flow); (12) return on capital, assets, equity, or investment; (13) return on sales; (14) gross or net profit levels; (15) productivity; (16) expense; (17) margins; (18) operating efficiency; (19) customer satisfaction; (20) working capital; (21) earnings (loss) per share of common stock; (22) sales or market shares; and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, and which may be applied to the Company as a whole or to a unit, division, group or subsidiary. With respect to an award granted to a “covered employee,” the compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 2,500,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,500,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $7,500,000 for any performance cycle.
Rationale for Adoption of the 2015 Plan
We previously adopted the iRobot 2005 Stock Option and Incentive Plan, as amended, or 2005 Plan. The 2005 Plan is scheduled to expire in 2015. Accordingly, the 2015 Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our compensation committee and the board of directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The compensation committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
If the 2015 Plan is approved by stockholders, we will have approximately 3,100,000 shares available for grant after the 2015 annual meeting, which is based on zero shares available for grant under the 2005 Stock Option and Incentive Plan, as amended, and the 3,100,000 shares subject to this proposal. Our compensation committee determined the size of reserved pool under the 2015 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.
Summary of the 2015 Plan
The following description of certain features of the 2015 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix A.
Plan Administration.  The 2015 Plan will be administered by the compensation committee. The compensation committee will have the full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. The compensation committee may delegate to our Chief Executive Officer, or a committee comprised of the Chief Executive Officer and another officer or officers of iRobot, the authority to grant equity awards to employees who are not “executive officers” (as defined in the Securities Exchange Act of 1933, as amended (the “Exchange Act”)) and who are not “officers” (as defined in Rule 16a-1 under the Exchange Act), subject to certain limitations and guidelines.
Eligibility.  Persons eligible to participate in the 2015 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee in its discretion. As of April 9, 2015, approximately 523 individuals are currently eligible to participate in the 2015 Plan, which includes six executive officers, 509 employees who are not executive officers, and eight non-employee directors.
Plan Limits.  Stock options or stock appreciation rights with respect to no more than 2,500,000 shares may be granted to any one individual during any one calendar year period and no more than 2,000,000 shares may be issued pursuant to awards to non-employee directors in any calendar year period. No more than 3,100,000 shares of common stock may be issued in the form of incentive stock options.
Effect of Awards.  For purposes of determining the number of shares of common stock available for issuance under the 2015 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as 1.61 shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share for each share of common stock actually subject to the award.
Stock Options.  The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock on the NASDAQ Global Market on the grant date. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee under certain circumstances.
Options subject to performance-based vesting may not become fully vested prior to one year from the date of grant and all other options may not become fully vested prior to three years from the date of grant. These minimum vesting restrictions do not apply to awards granted to non-employee directors and consultants.
Upon exercise of options, the option exercise price must be paid in full by one of the following methods except to the extent provided in the option award certificate: (i) in cash or by certified or bank check or other instrument acceptable to the compensation committee; (ii) by delivery (or attestation to the ownership) of shares of common stock that are not then subject to restrictions under any Company plan; (iii) by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check; or (iv) with respect to non-qualified options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares issuable upon exercise by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year. No more than 3,100,000 shares may be issued in the form of incentive stock options under the 2015 Plan.
Stock Appreciation Rights.  The compensation committee may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.
Stock appreciation rights subject to performance-based vesting may not become fully vested prior to one year from the date of grant and all other stock appreciation rights may not become fully vested prior to three years from the date of grant. These minimum vesting restrictions do not apply to awards granted to non-employee directors and consultants.
Restricted Stock and Restricted Stock Units.  The compensation committee may award shares of common stock and restricted stock units to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. Restricted stock units are ultimately payable in the form of shares of common stock. During the vesting period, restricted stock awards and restricted stock units may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards and restricted stock units with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).
Restricted stock awards and restricted stock units subject to performance-based vesting may not become fully vested prior to one year from the date of grant and all other restricted stock awards and restricted stock units may not become fully vested prior to three years from the date of grant. These minimum vesting restrictions do not apply to awards granted to non-employee directors and consultants.
Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant. No more than 5% of the shares reserved may be granted under the 2015 Plan pursuant to unrestricted stock awards.

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine. These awards will have a vesting period of at least one year.
Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock.
Cash-Based Awards. The compensation committee may grant cash bonuses under the 2015 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).
Change of Control Provisions.  The 2015 Plan provides that, upon the effectiveness of a “sale event,” as defined in the 2015 Plan, the parties to the sale event may cause the assumption or continuation of awards, or the substitution of such awards with new awards of the successor entity or parent thereof. To the extent that the parties to the sale event do not provide for the assumption, continuation or substitution of awards, all awards under the 2015 Plan shall terminate upon the effective time of the sale event. In the event of such termination, (i) the Company may make or provide for a per share cash payment to participants holding awards equal to the difference between the per share cash consideration in the sale event and the exercise price of such awards, if any, or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, to exercise all outstanding stock options and stock appreciation rights (to the extent then exercisable) held by such participant, but, in such case, the board of directors shall first accelerate the exercisability of such stock options and stock appreciation rights.
Adjustments for Stock Dividends, Stock Splits, Etc.  The 2015 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, recapitalizations and similar events.
Tax Withholding.  Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The compensation committee may permit the minimum tax withholding obligations to be satisfied by allowing a participant to authorize us to withhold from shares of common stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. The compensation committee may also require that awards be subject to mandatory share withholding up to the required withholding amount.
Clawback Policy.  All awards made under the 2015 Plan will be subject to the terms and provisions of the Company’s clawback policy, as in effect from time to time.
No Repricing. Except in connection with a material change in our capital stock or a sale event, the 2015 Plan prohibits the repricing of stock options or stock appreciation rights through the reduction of the exercise price, or through cancellation and regrant, or through cancellation in exchange for cash, without stockholder approval.
Amendments and Termination.  The board of directors may at any time amend or discontinue the 2015 Plan. However, no such action may materially adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under NASDAQ rules, any amendments that materially change the terms of the 2015 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.
Effective Date of the 2015 Plan.  The board of directors adopted the 2015 Plan on April 1, 2015. The 2015 Plan will become effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2015 Plan until March 31, 2025, ten years from the date of Board approval. No other awards may be granted under the 2015 Plan after the date that is ten years from the date of stockholder approval.
Plan Benefits
Because the grant of awards under the 2015 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2015 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2014: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options			Awards
Name and Principal Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Colin M. Angle, Chairman, Chief Executive Officer and Director	$38.91		35,175	1,762,178		40,650
Alison Dean, Executive Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	$38.91		11,600	580,890		13,400
Russell J. Campanello, Executive Vice President, Human Resources and Corporate Communications	$38.91		11,200	560,299		12,925
Christian Cerda, Executive Vice President and General Manager, Home Business Unit	$38.91		7,188	360,889		8,325
Paolo Pirjanian, Executive Vice President and Chief Technology Officer	$38.91		12,800	640,497		14,775
All executive officers, as a group	$38.91	(2)	90,763	4,225,541	(3)	97,475
All current directors who are not executive officers, as a group	—	(2)	—	1,024,277	(3)	29,309
All current employees who are not executive officers or directors, as a group	$35.94	(2)	142,418	8,985,843	(3)	245,375

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of stock awards are set forth in the footnotes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2014.

(2)	Represents the weighted-average exercise price for the group.

(3)	Represents the total grant date fair value for the group.

Tax Aspects under the Code
The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe foreign, state or local tax consequences.
Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then, (i) upon the sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, which is referred to as a “disqualifying disposition,” generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.
If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards.  We will generally be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize that tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions.  Under Section 162(m) of the Code, our deduction for certain awards under the 2015 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.
Vote Required
A majority of the votes cast is required for the approval of the 2015 Plan.
Equity Compensation Plan Information
The following table provides information as of December 27, 2014 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2004 Stock Option and Incentive Plan, the 2005 Stock Option and Incentive Plan, as amended, and the Evolution Robotics, Inc. 2007 Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	2,315,449	(1)	$23.77	(2)	4,762,446	(3)
Equity compensation plans not approved by security holders	67,726	(4)	$4.53		—
Total	2,383,175	(5)	$22.89		4,762,446

(1)
Includes 1,405,594 shares of common stock issuable upon the exercise of outstanding options, 880,138 shares of common stock issuable upon the vesting of restricted stock units, and 29,717 shares of common stock issuable upon the vesting of performance shares if specified performance metrics are achieved.

(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of April 9, 2015, there were zero shares available for grants under the Amended and Restated 2004 Stock Option and Incentive Plan, 3,750,843 shares available for grants under our 2005 Stock Option and Incentive Plan, as amended, and zero shares available under the Evolution Robotics, Inc. 2007 Stock Plan. If the 2015 Plan is approved, no further shares may be granted under any previous Plans.

(4)	Represents shares issued pursuant to the Evolution Robotics, Inc. 2007 Stock Plan, acquired by the company as part of the acquisition of Evolution Robotics, Inc., on October 1, 2012.

(5)	Includes 1,473,320 shares of common stock issuable upon the exercise of outstanding options.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE 2015 PLAN.

PROPOSAL 4
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ADOPT MAJORITY VOTING STANDARDS

At our 2014 annual meeting of stockholders, our stockholders voted to request that our board of directors take the steps necessary so that each voting requirement in our existing amended and restated certificate of incorporation (the “Current Certificate”) and by-laws that calls for a greater than a simple majority vote be eliminated and replaced by a majority voting standard.

Our nominating and corporate governance committee and our board of directors have carefully considered the advantages and disadvantages of adopting majority voting standards and, after taking into consideration the vote of the stockholders at last year’s annual meeting, have determined that it is appropriate to propose the amendments described below, which are part of the amended and restated certificate of incorporation now being submitted to a vote of stockholders (the “Restated Certificate”).

Our board of directors has unanimously adopted a resolution approving and declaring the advisability of the Restated Certificate, which changes the voting provisions in the Existing Certificate as follows:

Removal of Directors; Article VI, Section 5 - Currently, the approval of the holders of 75% or more of the shares of the Company entitled to vote at an election of directors is required to remove a director from office prior to the expiration of his or her term with cause. If this proposal is approved, stockholders will have the ability to remove a director from office prior to the expiration of his or her term with cause and a vote of a majority of the shares of the Company entitled to vote at an election of directors.

By-law Amendments; Article VIII, Section 2 - Currently, the Existing Certificate allows stockholders to amend or repeal our by-laws if at least 75% of the shares of the Company entitled to vote on such matter vote in favor of the amendment or repeal. If this proposal is approved, stockholders will have the ability to amend our by-laws with a vote of a majority the shares of the Company entitled to vote on such matter.

Amendments to Certain Provisions of the Certificate of Incorporation; Article IX - Currently, the approval of at least 75% of the shares of the Company entitled to vote on such matter is required to amend or repeal Articles V, VI, VII, VIII or IX of the Existing Certificate, which address, among other things, actions by written consent of stockholders, special meetings of stockholders requirements and procedures for electing and removing board members and filling vacancies, limitation of liability of directors, by-law amendments, and amendments of the Existing Certificate. If this proposal is approved, stockholders will have the ability to amend or repeal these provisions of the Restated Certificate with a vote of the majority of the outstanding shares of the Company entitled to vote on such amendment or repeal.

In addition, we made a non-material change to the Restated Certificate to delete the initial class designations of our directors, which were effective only for initial three-year terms, which expired at the annual meetings held in 2006, 2007 and 2008, respectively.

This description of the Restated Certificate is a summary and is qualified by the full text of the Restated Certificate, which is attached to this Proxy Statement as Annex B. The attached Restated Certificate is marked to show the changes described above.

To be approved, the Restated Certificate requires an affirmative vote of holders of 75% of the outstanding shares entitled to vote on the record date. If approved, the Restated Certificate will become effective upon being filed with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

If this proposal is approved by the stockholders, conforming amendments requiring the vote of a majority of the outstanding shares will be made to our bylaws.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR MAJORITY VOTING STANDARDS.

PROPOSAL 5
ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS
The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we urge you to read the Compensation Discussion and Analysis and Director and Executive Compensation Summary sections of this Proxy Statement for additional details on the Company’s executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
At our 2011 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future, non-binding advisory votes on the compensation of our named executive officers on an annual basis. After taking into consideration this voting result, our board of directors determined that it intends to hold non-binding, advisory votes on the compensation of our named executive officers every year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6
STOCKHOLDER PROPOSAL ENTITLED "ELECT EACH DIRECTOR ANNUALLY"

On December 6, 2014, the Company received by electronic mail a letter dated November 17, 2014 containing the following proposal from Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, beneficial owner of 80 shares of the Company's common stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement in this proxy statement as they were submitted to us:

The Board of Directors of iRobot does not support the adoption of the resolution proposed below and asks stockholders to consider management’s response, which follows the stockholder proposal.

Stockholder Proposal
Proposal 6 - Elect Each Director Annually
RESOLVED, shareholders ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year. Although our management is capable of putting forth a management proposal to completely adopt this proposal topic in one-year, management would nonetheless have the option to phase it in over 3-years.
Arthur Levitt, former Chairman of the Securities and Exchange Commission, said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."
A total of 79 S&P 500 and Fortune 500 companies, with aggregate market capitalization of one trillion dollars, adopted this topic in 2012 and 2013. Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value.
iRobot shareholders are strongly in favor of improving our corporate governance as this proposal will do. For example, iRobot shareholders gave 82% support to a 2014 shareholder proposal to change certain voting thresholds to a more democratic 51% standard. There is a link between improved governance and improved profits.
Please vote to protect enhance value:
Elect Each Director Annually - Proposal 6

Recommendation of the Board

The board of directors unanimously recommends you vote “AGAINST” this proposal.

The board of directors has considered the most effective structure for the term of each director and has determined, for the reasons set forth below, that the current classified structure of the board of directors continues to be in the best long-term interests of the Company and its stockholders.

Stability, Continuity and Experience. In accordance with our amended and restated certificate of incorporation, the board of directors is divided into three classes, with each class serving a staggered three-year term. This classified structure provides the board of directors with stability and continuity, enhancing long-term strategic planning and initiatives by the board of directors that often require several years to implement and realize results. This classified structure also ensures that, at any given time, the board of directors is comprised of experienced directors who are intimately familiar with our business, strategic goals, history and culture. A classified board of directors ensures continuity of leadership and informed decision making, as at any given time the majority of the directors will have prior experience serving on the board of directors and a deep understanding of the concerns and issues facing the Company.

Accountability. All directors, regardless of the length of their term of office, are required to act in their capacity as a director in a manner that complies with their fiduciary duties to the Company and its stockholders. The board of directors believes that the experience of individual directors is more important to effective board governance than annual elections. The classified structure of the board of directors strengthens our ability to attract and retain high quality directors who are willing to make the significant commitment of time and effort to the Company and its stockholders that effective board service requires. In addition, stockholders currently have the ability to elect a majority of the board of directors in just two consecutive annual meetings, which affords stockholders considerable influence over the affairs, operations and future planning of the Company and holds the directors accountable for their actions.

Protecting Shareholder Value. Electing directors to three-year terms enhances the focus of directors on the long-term interests of stockholders by providing them with a longer term of office. This longer term reduces the potential influence of special and single interest stockholder groups who might have a short-term agenda to take action that is not in the long-term interests of the Company and its stockholders. As a result, directors are able to function with greater independence and long-term perspective, which is critical to the directors making decisions that are in the best interests of the Company and its stockholders. Further, our classified board structure strengthens the board of directors’ ability to obtain the best results for stockholders in a potential takeover situation by providing the Company with the opportunity to evaluate the fairness of the takeover proposal and to weigh alternatives with the objective of maximizing overall stockholder value. The classified board structure ensures that incumbent directors always represent a majority of the board of directors and are in a position to negotiate with the proponent of the change while protecting the interests of all stockholders. With a classified board, it is impossible for proponents of a hostile takeover to elect an entire new board of directors or a majority of the board of directors at a single annual meeting of stockholders. This structure reduces the Company’s vulnerability to hostile and potentially abusive takeover tactics and better positions the board of directors to negotiate effectively on behalf of all of the Company’s stockholders.

Stockholder approval of this proposal would not in itself declassify the board of directors. To change the classified structure of the board of directors, the board of directors would need to authorize an amendment to our amended and restated certificate of incorporation, after which the stockholders would need to approve the amendment.

After careful consideration, we have determined that continuation of our classified board structure is appropriate and in the best long-term interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” APPROVAL OF THIS STOCKHOLDER PROPOSAL and your proxy will be so voted unless you specify otherwise.

OTHER MATTERS
The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2016 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company’s principal executive offices not later than December 15, 2015. Stockholders who wish to make a proposal at the 2016 annual meeting - other than one that will be included in the Company’s proxy statement - must notify us between January 21, 2016 and February 20, 2016. If a stockholder who wishes to present a proposal fails to notify us by February 20, 2016 and such proposal is brought before the 2016 annual meeting, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2016 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 27, 2014, except that Ms. Stacy and Messrs. Sagan and Weinstein each did not timely file a Form 4 with respect to one transaction.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

Exhibit A
iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the twelve months ended
	December 27, 2014	December 28, 2013
Net income	$37,803	$27,641
Interest income, net	(673)	(660)
Income tax expense	14,606	4,774
Depreciation	9,192	8,077
Amortization	3,857	4,092
EBITDA	64,785	43,924
Stock-based compensation expense	13,778	13,409
Merger and acquisition expense	—	400
Net intellectual property litigation expense	1,214	1202
Restructuring expense	—	3,296
Adjusted EBITDA	$79,777	$62,231

Use of Non-GAAP Financial Measures
In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, merger and acquisition expenses, net intellectual property litigation expenses, restructuring expenses and non-cash stock compensation. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.
The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA only supplementally.

A

iROBOT CORPORATION
2015 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the iRobot Corporation 2015 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of iRobot Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); adjusted earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense (Adjusted EBITDA); changes in the market price of the Stock; economic value-added; funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of Stock; sales or market shares; and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. Unless otherwise specified in an Award Certificate in order to qualify as performance based compensation for purposes of Section 162(m) of the Code or otherwise, the Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results; (iv) accruals for reorganizations and restructuring programs; (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year; (vi) acquisitions and/or divestures; and (vii) any other extraordinary items adjusted from the Company U.S. GAAP results.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than one year.
“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan. The Plan shall be administered by the Administrator.

(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of shares of Stock to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)to accelerate the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer or another executive officer of the Company or a committee comprised of the Chief Executive Officer and another officer or officers of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,100,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise or withheld to cover the exercise price or tax withholdings, as described below) under the Plan and the Company’s 2005 Stock Option and Incentive Plan shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, no more than 3,100,000 shares of the Stock may be issued in the form of Incentive Stock Options, and no more than 2,000,000 shares of Stock may be issued pursuant to Awards to Non-Employee Directors in any calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of 1.61 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c)Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award and the maximum number of shares subject to Awards that may be granted to Non-Employee Directors in a calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Awards, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to such outstanding Awards (to the extent then vested or, in the case of Options and Stock Appreciation Rights, exercisable at prices not in excess of the Sale Price) and (B) if applicable, the aggregate exercise price (if any) of such outstanding Awards; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee, but in such case the Board shall first accelerate the exercisability of such Options and Stock Appreciation Rights prior to termination. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option, Stock Appreciation Right or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed, amended or paid for a Stock Option, Stock Appreciation Right or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. A Stock Option grant (excluding grants to Non-Employee Directors and Consultants) shall not become fully exercisable sooner than three years after grant if subject to time-based vesting (but may become exercisable ratably over such three-year period beginning at the end of the first one-year period). A Stock Option grant shall not become exercisable sooner than one year after grant if subject to performance-based vesting unless accelerated as permitted by Section 2(b)(v) hereof. A Stock Option grant to Non-Employee Directors or Consultants shall not become exercisable sooner than one year after grant. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan. A Stock Appreciation Rights grant (excluding grants to Non-Employee Directors and Consultants) shall not become fully exercisable sooner than three years after grant if subject to time-based vesting (but may become exercisable ratably over such three-year period beginning at the end of the first one-year period). A Stock Appreciation Rights grant shall not become exercisable sooner than one year after grant if subject to performance-based vesting unless accelerated as permitted by Section 2(b)(v) hereof. A Stock Appreciation Rights grant to Non-Employee Directors or Consultants shall not become exercisable sooner than one year after grant.

(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.” A grant of Restricted Shares (excluding grants to Non-Employee Directors and Consultants) shall not become fully vested sooner than three years after grant if subject to time-based vesting (but may vest ratably over such three-year period beginning at the end of the first one-year period). A grant of Restricted Shares shall not become vested sooner than one year after grant if subject to performance-based vesting unless accelerated as permitted by Section 2(b)(v) hereof. A grant of Restricted Shares to Non-Employee Directors or Consultants shall not become vested sooner than one year after grant.

SECTION 8.	RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock

Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A. A grant of Restricted Stock Units (excluding grants to Non-Employee Directors and Consultants) shall not become fully vested sooner than three years after grant if subject to time-based vesting (but may vest ratably over such three-year period beginning at the end of the first one-year period). A grant of Restricted Stock Units shall not become vested sooner than one year after grant if subject to performance-based vesting unless accelerated as permitted by Section 2(b)(v) hereof. A grant of restricted Stock Units to Non-Employee Directors or Consultants shall not become vested sooner than one year after grant.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee. No more than five percent (5%) of the shares reserved may be granted under the Plan pursuant to Unrestricted Stock Awards.

SECTION 10.	CASH-BASED AWARDS

The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	PERFORMANCE SHARE AWARDS

(a)Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b)Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award. Notwithstanding the foregoing, the Administrator shall have the discretionary authority to reduce (but not increase) the amount payable to a Covered Executive under a Performance-Based Award.

(d)Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 2,500,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $7,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13.	DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14.	TRANSFERABILITY OF AWARDS

(a)Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15.	TAX WITHHOLDING

(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the rights to deduct any such taxes from any payment of any kind otherwise due to the grantee and/or to direct that the proceeds from a sale of Stock on behalf of a grantee be paid over to the Company to satisfy any such tax withholding obligations. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock. In the Administrator’s discretion, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION 16.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.	TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator (a) exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights; (b) effect repricing of Stock Options or Stock Appreciation Rights through cancellation and re-grants of Stock Options, Stock Appreciation Rights or other Awards; or (c) effect repricing through cancellation of Stock Options or Stock Appreciation Rights in exchange for cash. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 19.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.	GENERAL PROVISIONS

(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Delivery of Stock. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that such issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

(g)Awards Granted Under Prior Plans. Notwithstanding anything herein to the contrary, equity awards granted under the Company’s prior equity incentive plans, including, without limitation the iRobot Corporation Amended and Restated 2004 Stock Option and Incentive Plan, the iRobot Corporation 2005 Stock Option and Incentive Plan, as amended and the Evolution Robotics 2007 Stock Plan (collectively, the “Prior Plans”), shall continue to be governed by the terms and conditions of the Prior Plan under which such awards were granted.

SECTION 21.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: April 1, 2015
DATE APPROVED BY STOCKHOLDERS:

ANNEX B

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our Certificate of Incorporation as described in Proposal 4. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

*************************

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

IROBOT CORPORATION

iRobot Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is iRobot Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 20, 2000 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was iRobot Corporation.

2.    This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on ~~October 26~~November 15, 2005 (the “Amended and Restated Certificate”), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

3.    The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

The name of the Corporation is iRobot Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which (i) One Hundred Million (100,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the “Undesignated Preferred Stock”).

The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

A. COMMON STOCK

Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

(a)    the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

(b)    dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board or any authorized committee thereof; and

(c)    upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

B. UNDESIGNATED PREFERRED STOCK

The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION
1.      Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

2.    Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

1.General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

2.Election of Directors. Election of Directors need not be by written ballot unless the By‑laws of the Corporation (the “By-laws”) shall so provide.

3.Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. ~~The initial Class I Directors of the Corporation shall be Colin M. Angle and Ronald Chwang; the initial Class II Directors of the Corporation shall be Helen Greiner, George C. McNamee and Peter Meekin; and the initial Class III Directors of the Corporation shall be Rodney A. Brooks, Andrea Geisser and Jacques S. Gansler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2006, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2007, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008.~~ At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

4.Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5.Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the ~~holders of 75% or more~~majority of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY
A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

1.Amendment by Directors. Except as otherwise provided by law, the By‑laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

2.Amendment by Stockholders. The By‑laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By‑laws, by the affirmative vote of ~~at least 75%~~the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class~~.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose~~; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate~~.

iRobot®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 p.m., ET, on May 20, 2015.

Vote by Internet

- Go to **www.investorvote.com/IRBT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR items 1, 2, 3, 4 and 5, and AGAINST item 6.

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NOMINEES: 01 - Colin M. Angle 02 - Ronald Chwang, Ph.D. 03 - Deborah G. Ellinger 04 - Michelle V. Stacy

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

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Proposal	For	Against	Abstain
2. To ratify the appointment of the firm of PricewaterhouseCoopers LLP as auditors for the fiscal year ending January 2, 2016. **The Board recommends a vote FOR this proposal number 2.**	☐	☐	☐
3. To approve the iRobot Corporation 2015 Stock Option and Incentive Plan. **The Board recommends a vote FOR this proposal number 3.**	☐	☐	☐
4. To approve amendments to our amended and restated certificate of incorporation to adopt majority voting standards. **The Board recommends a vote FOR this proposal number 4.**	☐	☐	☐
5. To approve, on an advisory basis, the compensation of our named executive officers. **The Board recommends a vote FOR this proposal number 5.**	☐	☐	☐
6. To consider a stockholder proposal entitled "Elect Each Director Annually." **The Board recommends a vote AGAINST this proposal number 6.**	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2015. THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://materials.proxyvote.com/462726

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — iRobot Corporation

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Proxy for Annual Meeting of Stockholders
May 20, 2015

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Glen D. Weinstein and Alison Dean as proxy, with full power of substitution to vote all shares of stock of iRobot Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held on Wednesday, May 20, 2015, at 2:00 p.m. local time, at iRobot Corporation headquarters located at 8 Crosby Drive, Bedford, Massachusetts 01730, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 13, 2015, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, AND 5, AND AGAINST ITEM 6, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. SEE REVERSE SIDE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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